                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Brylane Inc. on Form S-8 (File No. 333-33899) of our report dated March 27, 1998 except for Note 16, as to which the date is April 3, 1998, on our audits of the consolidated financial statements of Brylane Inc. as of February 1, 1997 and January 31, 1998, and for the years ended February 3, 1996, February 1, 1997, and January 31, 1998, which report is included in this Annual Report on Form 10-K.



                                                        COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
April 28, 1998